UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
March 4, 2010 (February 18, 2010)
Date of Report (Date of earliest event reported)
STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-625-8100
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 18, 2010, Stewart Information Services Corporation issued a press release regarding financial results for the three and twelve months ended December 31, 2009. Upon subsequent review, it was determined that certain information concerning cash flows from operations was incorrect, and the press release has been corrected. The corrections are summarized below.
On the Statement of Operations accompanying the press release, cash provided (used) by operations for the three and twelve months ended December 31, 2009 was corrected, changing from $29,253 and $18,538, respectively, to ($6,237) and ($16,952). In addition, references to cash flow from operations in the text of the press release were revised to reflect these corrections. Although not discussed specifically in the press release, total cash flow for the three months and twelve months ended December 31, 2009 is unaffected by this correction; the error in the previous disclosure was in the classification of certain cash receipts as operating activities rather than investing activities. On the Statement of Operations accompanying the press release, other comprehensive earnings for the three months ended December 31, 2009 was corrected, changing from $8,783 to other comprehensive loss of ($8,783).
The full text of the corrected press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

99.1	Corrected Press Release of Stewart Information Services Corporation dated February 18, 2010, reporting financial results for the three and twelve months ended December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	STEWART INFORMATION SERVICES CORPORATION
	By:	/s/ J. Allen Berryman
(J. Allen Berryman, Executive Vice President,
Secretary, Treasurer and Principal Financial Officer)